As filed with the Securities Exchange Commission on January 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
D-WAVE QUANTUM INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

88-1068854
(IRS Employer Identification No.)
2650 East Bayshore Road,
Palo Alto, CA 94303
(604) 630-1428
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dr. Alan Baratz
Chief Executive Officer
D-Wave Quantum Inc.
2650 East Bayshore Road,
Palo Alto, CA 94303
(604) 630-1428
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Christina C. Russo, Esq.
Akerman LLP
98 Southeast Seventh Street
Suite 1100
Miami, Florida 33131
Telephone: (305) 374-5600
Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒  File No. 333-284020
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐
This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, D-Wave Quantum Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-284020) (the “Prior Registration Statement”), which was declared effective by the Commission on December 27, 2024.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $25,000,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Incorporated by Reference Exhibits
Exhibit No.	Description	Filer	Form	Exhibit	Filing Date
5.1*	Opinion of Akerman LLP.
23.1*	Consent of Akerman LLP (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney.	D-Wave Quantum Inc.	S-3	24.1	December 23, 2024
107*	Filing Fee Table
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, California, on this 10th day of January, 2025.

D-Wave Quantum Inc.

By:	/s/ Alan Baratz
Alan Baratz
President & Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Baratz	President & Chief Executive Officer and Director	January 10, 2025
Alan Baratz	(Principal Executive Officer)

/s/ John M. Markovich	Chief Financial Officer	January 10, 2025
John M. Markovich	(Principal Financial Officer and Principal Accounting Officer)

*	Chair	January 10, 2025
Steven M. West

*	Director	January 10, 2025
Roger Biscay

*	Director	January 10, 2025
John DiLullo

*	Director	January 10, 2025
Rohit Ghai

*	Director	January 10, 2025
Sharon Holt

*	Director	January 10, 2025
Kirstjen Nielsen

* By:	/s/ Alan Baratz
Alan Baratz
Attorney-in-fact
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